Exhibit 99.1

Tiger Trade Technologies, Inc.
Balance Sheet
December 31, 2014

Assets

Current assets:
Cash	$200,530
Total current assets	200,530

Total Assets	$200,530

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$7,318
Accounts payable, related parties	125,243
Total current liabilities	132,561

Commitments and contingencies (Note 6)

Stockholders' Equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized,
no shares issued and outstanding	-
Common stock, $0.001 par value, 100,000,000 shares
authorized, 16,400,000 issued and 16,300,000 outstanding	16,400
Additional paid in capital	298,600
Treasury stock, 100,000 shares, at cost	(50,000)
Accumulated deficit	(197,031)
Total Stockholders' Equity	67,969

Total Liabilities and Stockholders' Equity	$200,530
The accompanying notes are an integral part of these financial statements.

Tiger Trade Technologies, Inc.
Statement of Operations
For the Period April 28, 2014 (Inception) through December 31, 2014

Revenue	$-

Cost of operations	-

Gross margin	-

Expenses:
Software development costs	118,843
General and administrative	78,188
Total operating expenses	197,031

Operating loss before income taxes	(197,031)

Income taxes	-

Net (loss)	$(197,031)

Weighted average number of common
shares outstanding - basic	16,013,360

Net loss per share - basic	$(0.01)
The accompanying notes are an integral part of these financial statements.

Tiger Trade Technologies, Inc.
Statement of Stockholders' Equity
For the Period April 28, 2014 (Inception) through December 31, 2014

					Additional
	Series A Preferred Stock		Common Stock		Paid-in	Accumulated	Treasury
	Shares	Amount	Shares	Amount	Capital	Deficit	Stock	Total

Balance at April 28, 2014	-	$-	-	$-	$-	$-	$-	$-

Issuance of shares in exchange for design services of trade
dress and initial creation of application software	-	-	15,000,000	15,000	-	-	-	15,000

Issuance of shares in exchange for cash	-	-	1,400,000	1,400	298,600	-	-	300,000

Purchase of treasury stock	-	-	-	-	-	-	(50,000)	(50,000)

Net loss	-	-	-	-	-	(197,031)	-	(197,031)

Balance at December 31, 2014	-	$-	16,400,000	$16,400	$298,600	$(197,031)	$(50,000)	$67,969
The accompanying notes are an integral part of these financial statements.

Tiger Trade Technologies, Inc
Statement of Cash Flows
For the Period April 28, 2014 (Inception) through December 31, 2014

Cash flows from operating activities
Net loss	$(197,031)
Adjustments to reconcile net loss to net cash used in
operating activities:
Common stock issued in exchange for software development	15,000
Changes in operating assets and liabilities:
Accounts payable	7,318
Accounts payable, related parties	125,243
Net cash used in operating activities	(49,470)

Cash flows from investing activities
Advances to stockholder	(50,000)
Net cash used in investing activities	(50,000)

Cash flows from financing activities
Common stock issued for cash	300,000
Net cash provided by financing activities	300,000

Net increase in cash	200,530

Cash - beginning of period	-
Cash - end of period	$200,530

Supplemental Disclosures of Non-Cash
Investing and Financing Activities

Repurchase of shares to hold in treasury in exchange for stockholder advance	$50,000
The accompanying notes are an integral part of these financial statements.

TIGER TRADE TECHNOLOGIES, INC.

NOTES TO FINANCIAL STATEMENTS
December 31, 2014

1. ORGANIZATION

Tiger Trade Technologies, Inc. (“Tiger Trade” or the “Company”) was incorporated under the laws of the State of Texas on April 28, 2014. Tiger Trade was formed to develop a real time analytical platform to serve as a tool for day traders and swing traders on the OTC and NASDAQ markets. Our proprietary technology is an algorithm driven system that works in real time, measuring market trends and data while utilizing a multitude of specific criteria both live and historical. Our system monitors and analyzes over 12,000 stocks on the NASDAQ and OTC markets simultaneously as our servers receive live feeds from these markets. We consider this technology to be among the most user-friendly of its kind. Our primary revenue stream targets monthly and or annual subscriptions of our trading tool to individual consumers.

Tiger Trade will offer customers a trading tool and not a trading platform, broker dealer or exchange, and therefore is not subject to mandated regulatory oversight by the SEC, FINRA or other financial regulatory agencies.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation-The accompanying financial statements were prepared in conformity with generally accepted accounting principles in the United States ( GAAP).

Use of Estimates-Tiger Trade’s financial statement preparation requires that management make estimates and assumptions which affect the reporting of assets and liabilities and the related disclosure of contingent assets and liabilities in order to report these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

Cash and Cash Equivalents-Cash includes all highly liquid investments that are readily convertible to known amounts of cash and have original maturities at the date of purchase of three months or less.

Fair Value of Financial Instruments-The Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) Topic 820, Fair Value Measurement, defines fair value, establishes a framework for measuring fair value in accordance with U.S. generally accepted accounting principles, and requires certain disclosures about fair value measurements. In general, fair values of financial instruments are based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the customer’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time.

Recently Issued Accounting Pronouncements-During the period April 28, 2014 through December 31, 2014 and through October 7, 2015, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

Property and Equipment- Since inception, Tiger Trade has engaged in the development of its proprietary technology, an algorithm driven system, through a combination of in house system analysts and outside firms. The Company’s software is still in development and will be expensed until the software reaches technological feasibility.

TIGER TRADE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Long-Lived Assets-The Company's accounting policy regarding the assessment of the recoverability of the carrying value of its long-lived assets, including property, equipment and purchased intangible assets with finite lives, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value.

Income Taxes-The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Management evaluates the probability of the realization of its deferred income tax assets. Management determined that because the Company has not yet generated taxable income, it is unlikely that a tax benefit will be realized from these operating loss carry forwards and deductible temporary differences. Accordingly, the deferred income tax asset is offset by a full valuation allowance.

In accordance with ASC Topic 740, Income Taxes, the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Earnings or (Loss) Per Share-Basic earnings per share (or loss per share), is computed by dividing the earnings (loss) for the period by the weighted average number of common stock shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities by including other potential common stock, including stock options and warrants, in the weighted average number of common shares outstanding for the period. Therefore because including options and warrants issued would have an anti-dilutive effect on the loss per share, only the basic earnings (loss) per share is reported in the accompanying financial statements. However, the Company has no potential dilution as of December 31, 2014.

Share-Based Payment-Under ASC Topic 718, Compensation - Stock Compensation, all share based payments to employees, including share option grants, are to be recognized in the statement of operations based on their fair values. Although no shares were issued as compensation, our President and CEO was issued 10,000,000 common shares in exchange for his rights to the design services, trade dress and Company website. Karma Blackbox, LLC, a primary vendor was issued 5,000,000 common shares in exchange for its contribution of application development services during the period April 28, 2014 through December 31, 2014.

Revenue Recognition- The Company recognizes revenue from the sale of its subscriptions, when persuasive evidence of an arrangement exists, delivery and collectability is probable. Revenue generally is recognized net of allowances for returns and any taxes collected from customers and subsequently remitted to governmental authorities. As of December 31, 2014 the Company continues to develop its software and has generated no revenues.

TIGER TRADE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Contingencies-Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.
If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed. Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.
3. STOCKHOLDERS’ EQUITY

At December 31, 2014 the Company had authorized 10,000,000 shares of preferred stock at $0.001 par value and 100,000,000 authorized shares of common stock at $0.001 par value. 16,400,000 common shares have been issued including 15,000,000 issued for proprietary assets contributed by our President and a third party vendor. Effective December 31, 2014 the Company repurchased 100,000 common shares from our President at a price of $0.50 per share, or $50,000, and canceled an advance to a stockholder for the repurchased shares which is reflected at cost as Treasury Shares on our balance sheet. The price of these treasury shares was based on recent sales of the Company’s common stock to outside investors.

On August 27, 2014 the Board of Tiger Trade approved a proposed Series A Convertible Preferred Stock Purchase Agreement (“Preferred Purchase Agreement”) for the issuance of 5,000,000 of Series A Preferred Shares to our President in exchange for cash consideration of $5,000. On October 1, 2015, the purchase price was tendered and the shares were issued. The shares have a $.001 par value, do not accumulate dividends, are convertible into common shares on a one for one basis. Additionally, each share entitles the holder to 100 votes and, with respect to dividend and liquidation rights, the shares rank pari passu with the Company’s common stock.

On April 29, 2014, by a Unanimous Written Consent in lieu of an Organizational Meeting the Company resolved to issue 10,000,000 common shares to Gust Kepler, our President and CEO for his contribution of design services, trade dress and website design. Additionally, it was resolved to issue Karma Blackbox, LLC, a third party vendor (Note 5), 5,000,000 common shares for its contribution of application development services.

Between January 1, 2015 and July 31, 2015, the Company issued a total of 1,390,000 shares of common stock at a cash price of $0.50 per share for a total of $695,000.

TIGER TRADE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014

4. STOCK OPTIONS AND WARRANTS

Costs attributable to the issuance of stock options and share purchase warrants are measured at fair value at the date of issuance and offset with a corresponding increase in ‘Additional Paid in Capital’ at the time of issuance. When the options or warrants are exercised, the receipt of consideration is an increase in stockholders’ equity. There was no stock option or warrant activity during the period April 28, 2014 through December 31, 2014 and as of October 7, 2015 no warrants were outstanding.

5. RELATED PARTY TRANSACTIONS

Karma Black Box LLC (Karma)

During the period April 28, 2014 through December 31, 2014, the Company engaged the services of Karma, a shareholder (Note 3), for application development services of the Company’s software tool. Karma was issued 5,000,000 shares of common stock in exchange for some of the services valued at $5,000. At December 31, 2014, accounts payable owed to Karma totaled $24,243 for additional services provided during the period.

G2 International, Inc. (G2)

During the period April 28, 2014 through December 31, 2014, G2 provided software development services to the Company totaling $101,000. G2, which does business as IPA Tech Group (IPA) (Note 6), is wholly owned by the Company’s founding stockholder and its current President, Secretary and Treasurer.

Advances to stockholder

During the period April 28, 2014 through December 31, 2014, the Company advanced its founding stockholder $50,000 in the form of a non-interest bearing, unsecured advance due upon demand. On December 31, 2014, the Company entered into a Stock Repurchase and Cancelation Agreement whereby the Company repurchased 100,000 common stock shares from the stockholder and as consideration the advance was canceled. The price of these treasury shares were based on recent sales of the Company’s common stock to outside investors.

6. COMMITMENTS AND CONTINGENCIES

On April 28, 2014, Tiger entered into a consulting agreement with G2 International, Inc. (“G2”), doing business as IPA (Note 5), to render advice and reasonable assistance to Tiger for a period of one year at a monthly fee of $8,500 plus any reasonable and actual costs incurred by IPA in connection with such services. G2 is wholly owned by the Company’s founding shareholder. On April 28, 2015, this agreement was extended for an additional one year term expiring on April 28, 2016.

The Company is not currently a defendant in any material litigation or any threatened litigation that could have a material effect on the Company’s financial statements.

TIGER TRADE TECHNOLOGIES, INC.
NOTES TO FINANCIAL STATEMENTS
December 31, 2014

7. INCOME TAXES

The Company has established deferred tax assets and liabilities for the recognition of future deductions or taxable amounts and operating loss carry forwards. Deferred federal income tax expense or benefit is recognized as a result of the change in the deferred tax asset or liability during the year using the currently enacted tax laws and rates that apply to the period in which they are expected to affect taxable income. Valuation allowances are established, if necessary, to reduce deferred tax assets to the amounts that will more likely than not be realized.

During the period April 28, 2014 through December 31, 2014, a reconciliation of income tax expense at the statutory rate of 34% to income tax expense at the Company’s effective tax rate is as follows:

Income tax benefit at statutory rate	$66,990
Permanent differences	(-)
Change in valuation allowance	(66,990)
Provision for federal income taxes	$-

At December 31, 2014, the Company had approximately $67,000, in unused net operating loss carry forwards. Unused net operating loss carry forwards may provide future tax benefits, although there can be no assurance that these net operating losses will be realized in the future. These losses may be used to offset future taxable income and, if not fully utilized, expire in the year 2034.